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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                  JUNE 7, 2002
                                (Date of Report)


                                  ULTRAK, INC.
             (Exact name of Registrant as specified in its charter)


DELAWARE                                 0-9463                       75-2626358
(State or other jurisdiction of       (Commission                  (IRS Employer
incorporation or organization)        file Number)           Identification No.)


                             1301 WATERS RIDGE DRIVE
                             LEWISVILLE, TEXAS 75057
                    (Address of principal executive offices)



                                 (972) 353-6500
              (Registrant's telephone number, including area code)

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                          ULTRAK, INC. AND SUBSIDIARIES


ITEM 2: ACQUISITION OR DISPOSITION OF ASSETS

On June 5, 2002, the Registrant announced the closure of its facility in Carroll, Ohio (the "Ohio Plant") after evaluating all aspects of the closure of the Ohio Plant, including operational considerations and economic considerations. Based on the evaluations, management believes that the closure of the Ohio Plant will result in cost savings and operational efficiencies. The Registrant plans to sell the Ohio Plant. The Registrant believes that the assets constituting the Ohio Plant are not significant under applicable SEC rules and regulations.

ITEM 5: OTHER EVENTS

On May 31, 2002, the Registrant's Board elected Niklaus Zenger to serve as the sole Chief Executive Officer. Previously, Mr. Zenger and George Broady had been serving as Joint-Chief Executive Officers. Mr. Broady will continue with the Registrant as an Advisor to the Chief Executive Officer.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      ULTRAK, INC.
                                      (Registrant)


Date: June 7, 2002                    By: /s/ CHRIS SHARNG
                                         ---------------------------------------
                                      Chris Sharng, Senior Vice President and
                                      Chief Financial Officer




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